SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2017

Precious Investments, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55711	90-0338080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3425 Laird, Unit 2 Mississauga, Ontario Canada	L5L 5R8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 416-878-3377

1101 - 21 Dundas Square Toronto Ontario, Canada M5B 1B7 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On March 1, 2017, Precious Investments, Inc., a Nevada corporation (the “Company”) entered into a joint venture agreement (the “JVA”) with Eddeb Management (“Eddeb”). The purpose of the joint venture is to build a fund for the purpose of trading in precious gems, notably, colored diamonds.

The material terms of the JVA for this joint venture are as follows:

  the parties will be owners in an already formed Ontario corporation, known as Flawless Funds GP Inc. (the “Joint Venture”), with the Company owning 75% of the Joint Venture and Eddeb owning 25% of the Joint Venture;
  the Company and Eddeb will contribute relationships and resources to the Joint Venture;
  the Company will primarily be responsible for Marketing and managing the fund;
  Eddeb will be primarily responsible for fundraising activities;
  the Company’s CEO, Kashif Khan, and Abdurrahman Eddeb of Eddeb will manage the day-to-day operations of the Joint Venture as directors; and
  the parties agreed that officers may be appointed to delegate the responsibilities of the directors.

A copy of the JVA is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the JVA is qualified in its entirety by reference to the full text of the JVA.

In order to acquire a 75% interest in the Joint Venture, the Company agreed to provide two founding partners to the Joint Venture a total of 16 million shares of the Company’s common stock in lieu of a percentage of the Joint Venture.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sales of equity securities is incorporated by reference into this Item 3.02.

The issuance of the shares is exempt from registration in reliance upon Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Joint Venture Agreement, dated March 1, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precious Investments, Inc.

Kashif Khan

Kashif Khan
Chief Executive Officer

Date: March 7, 2017

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